Exhibit 10.1

AMENDMENT TO

FLOTEK INDUSTRIES, INC.

WARRANT TO PURCHASE COMMON STOCK

THIS AMENDMENT TO FLOTEK INDUSTRIES, INC. WARRANT TO PURCHASE COMMON STOCK (the “Amendment”) is made as of June 14, 2012, by and among Flotek Industries, Inc., a Delaware corporation (the “Company”) and each of the holders party hereto (the “Holders”).

RECITALS

WHEREAS, the Company has previously issued to the Holders those certain Warrants to Purchase Common Stock dated August 11, 2009 (each a “Warrant”) pursuant to which the Company granted to each Holder the right to purchase from the Company a certain number of fully paid non-assessable shares of Common Stock of the Company, in the amounts and on the terms as set forth therein, as adjusted prior to the date hereof pursuant to the terms of the Warrants; and

WHEREAS, the Holders and the Company have agreed to amend the Warrants on the terms set forth herein in exchange for the payment by the Company to each Holder of a cash amendment fee as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

Section 1. Definitions.

Capitalized terms not otherwise defined in this Amendment shall have the definitions ascribed to them in the Warrant.

Section 2. Amendment to Warrants.

a) Effective upon the execution and delivery of this Amendment by a Holder, Section 3(a) of the Warrants held by such Holder shall be deleted in its entirety and replaced with the text “[Intentionally Omitted]”.

b) Effective upon the execution and delivery of this Amendment by a Holder, Section 3(c) of the Warrants held by such Holder shall be amended by deleting the following language currently contained in such Section 3(c):

Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction in which the Common Stock is converted into a security not traded on a national securities exchange, including, but not limited to, the Nasdaq

Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) if applicable, the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.

c) Contemporaneously with its execution and delivery of this Amendment, each Holder is delivering the Warrants held by such Holder to the Company, and the Company shall promptly cause to be issued and delivered to each such Holder an amended and restated Flotek Industries, Inc. Warrant to Purchase Common Stock reflecting such amendment to Sections 3(a) and 3(c).

d) The parties acknowledge and agree that the deletion of Section 3(a) of the Warrants effected hereby shall have no effect on adjustments to the Warrants pursuant to such section prior to the effectiveness of this Amendment.

Section 3. Payment of Amendment Fee.

The Company shall pay to each Holder as consideration for the amendment to the Warrants described herein, upon such Holder’s execution and delivery of this Amendment, an amendment fee in an aggregate amount equal to $0.20 multiplied by the number of Warrant Shares issuable upon exercise of such Holder’s Warrant, which amendment fee shall be paid by wire transfer of immediately available funds to the account designated by each such Holder in writing to the Company prior to the date hereof.

Section 4. Representations and Warranties of the Holders.

a) Title to Warrants. Each Holder, severally and not jointly, represents that it is the beneficial and record owner of the Warrants listed on such Holder’s signature page hereto, and that such Warrants are owned by such Holder free and clear of all liens, other than restrictions on transfer that may be imposed by state or federal securities laws.

b) Accredited Investor. Each Holder, severally and not jointly, represents that it is an accredited investor, as defined in Rule 501 under the Securities Act of 1933, as amended.

Section 5. Miscellaneous.

a) Jurisdiction. This Amendment shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

b) Effect of Amendment. Except as expressly amended by this Amendment, the Warrants shall be and remain in full force and effect and this Amendment shall become a part of the Warrants.

c) Successors and Assigns. Subject to applicable securities laws, this Amendment and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holders.

d) Amendment. This Amendment may not be modified or amended or the provisions hereof waived with respect to any Holder without the written consent of the Company and such Holder.

e) Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Amendment.

f) Headings. The headings used in this Amendment are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Amendment.

g) Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FLOTEK INDUSTRIES, INC.

By:
Name:	Jesse E. Neyman
Title:	Executive Vice President, Finance

[Signature page to Amendment to Warrant to Purchase Common Stock]

HOLDER

[Name]
Number of “Contingent Warrants”:
Number of “Exercisable Warrants”:

[Signature page to Amendment to Warrant to Purchase Common Stock]